[Sample] Revenue Sharing Agreement

THIS AGREEMENT is made and entered into as of ____ day of May, 2012, by and between _______________, a _______________ corporation/limited liability company ("_____________") and Digital Blue Dog, Inc. a Florida corporation ("Digital Blue Dog").

WITNESSETH:

WHEREAS, Digital Blue Dog desires to provide ________________ the incentive to enter an agreement for the purpose of facilitating the installation of viable screen presence (“Video Monitors”) in medical facilities, predetermined and accepted by Digital Blue Dog for the purpose of creating revenue stream through advertising contracts.

NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein, the parties hereto agree as follows:

1.

Payment to _______________.  Upon the receipt of the initial income from each Video Monitor, ________________ shall entitled to ten percent (10%) of all gross revenues generated by such Video Monitor, without deduction for any costs.

2.

Term.  This Agreement shall remain in full force and effect for an indefinite time, with a minimum length of one (1) year, subject to the termination provisions in Section 9 below.

3.

Product Support.  Digital Blue Dog shall be solely responsible for providing its customers all support for the Video Monitors and related equipment, including, but not limited to repair and replacement.  Upon request of _______________, Digital Blue Dog will track the revenue performance of each Video Monitor and will provide a report to _______________, on a quarterly basis, as to revenue received for each Video Monitor.

4.

Content Placement, Pricing and Support.  Digital Blue Dog shall be solely responsible for sourcing and placing content on each Video Monitor, determining and setting costs and charges for each, invoicing, collecting revenue and interacting with each location.

5.

Intellectual Property Rights.  _______________ acknowledges and agrees that Digital Blue Dog shall be the exclusive owner of any and all inventions, improvements, processes, discoveries, developments, techniques, know-how, trade secrets and methods of any kind, whether patentable or unpatentable, which Digital Blue Dog conceives or develops during the term of this Agreement, and which relate to any Video Monitors (collectively "Inventions").  _______________ further agrees to execute any and all documents as may be reasonably required by Digital Blue Dog, for Digital Blue Dog to enjoy any and all of the rights which Digital Blue Dog has in and to the Inventions, in particular, those documents which may be required for filing in the United States Patent and Trademark Office, or the Patent Office of any foreign country.

6.

Marketing.  Digital Blue Dog shall be solely responsible for and shall have the exclusive rights to market and sell Video Monitors that are not covered under this Agreement.

7.

Protections.  Digital Blue Dog shall be solely responsible for procuring and maintaining in full force and effect all intellectual property protections, and for taking action in the event of an infringement of any such patent, in the United States and in foreign countries.  _______________ promises and agrees that it will not take any action to challenge or otherwise dispute Digital Blue Dog's rights any patent obtained for an Invention.

8.

Nature of Relationship.  The parties agree that Digital Blue Dog shall not be an agent, employee, partner, joint venturer, or other representative of _______________ for any purpose whatsoever and that _______________ shall not be an agent, employee, partner, joint venturer, or other representative of Digital Blue Dog for any purpose whatsoever.  Digital Blue Dog and _______________ are separate business entities.  Digital Blue Dog acknowledges and agrees that it has no authority or power to enter into contracts or otherwise obligate _______________ in any way to perform any duty or to be responsible for any obligations or liabilities whatsoever.  _______________ acknowledges and agrees that it has no authority or power to enter into contracts or otherwise obligate Digital Blue Dog in any way to perform any duty or to be responsible for any obligations or liabilities whatsoever.  Neither Digital Blue Dog nor its officers, directors, employees, shareholders, salesmen, agents or other representatives shall represent that it is an agent, employee, partner, or other representative of _______________, nor shall they be subject to the active or implied control of _______________, except as specifically set forth herein.  Neither _______________ nor its officers, directors, employees, shareholders, salesmen, agents, or other representatives shall represent that it is an agent, employee, partner, or other representative of Digital Blue Dog, nor shall they be subject to the active or implied control of Digital Blue Dog, except as specifically set forth herein.  Digital Blue Dog shall not incur any liability on behalf of _______________ or in any way pledge or purport to pledge _______________'s credit or accept any order or make any contract binding upon _______________ or give any promises, representations, warranties, or guarantees with reference to the Products on behalf of _______________, except as are expressly authorized by _______________, and in all correspondence and other dealings relating to the Products, shall clearly indicate it is acting as principal.

9.

Termination of Agreement

This Agreement may be terminated by either party after one (1) year by providing thirty days written notice to the other party.  Upon receiving such notice, Digital Blue Dog shall remove all Video Monitors from ___________ locations.

10.

Indemnification and Hold Harmless.  Each party to this Agreement agrees to indemnify and hold harmless the other party against any losses, claims, liabilities, damages and the like, joint or several, to which the other directly or indirectly may become subject to in connection with and arising out of the services which are the subject of this Agreement, except as may be the direct cause of the gross negligence or willful misconduct of the party seeking indemnification.

11.

Notice.  Any notice given or required to be given under this Agreement shall be in writing and service thereof shall be sufficient if sent be hand or by telex or telegram, facsimile or other electronic transmission or other similar means of communication if confirmed by mail, or by certified mail, return-receipt requested, with postage prepaid, directly to the parties’ respective addresses herein above set forth.  Each party may, from time to time, by like written notice, designate a different address to which notice should thereafter be sent.  All Notices shall be sent to:

If to Digital Blue Dog:

Daniel Branch

Digital Blue Dog, Inc.

2147 Porter lake Drive

Suite E

Sarasota, FL  34240

If to _______________:

12.

Applicable Law.  This Agreement is governed by the laws of the State of Florida.

13.

Entire Agreement.  This Agreement, together with any exhibits, supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all the covenants and agreements between the parties to the said matter, and each party acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party which are not embodied herein and that no other agreement, statement, or promise not contained in this Agreement or the  Exhibits shall be valid or binding.

14.

Severability.  In the event that any provision of this Agreement shall become void or unenforceable by operation of law or otherwise, this Agreement shall continue in full force and effect and be construed as if such void or unenforceable provision was excluded and did not form a part of this Agreement.

20.

Amendments.  This Agreement may not be amended, changed, or modified except by a writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

_______________, ____:

By: ________________________

Signature: ______________________

DIGITAL BLUE DOG, INC.:

By: __________________________

Signature:  ______________________